Exhibit 23-2
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                   CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 27, 1994, which appears on page 47 of the 1993 Annual Report to Shareholders of Gannett Co., Inc., which is incorporated by reference in Gannett Co., Inc.'s Annual Report on Form 10-K for the fiscal year ended December 26, 1993. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 8 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.



s/ Price Waterhouse
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PRICE WATERHOUSE

Washington, D.C.
April 13, 1994